Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as referenced in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A common stock, par value of $0.0001 per share, of New America Acquisition I Corp., a Florida corporation, and that this Agreement may be included as an Exhibit to such joint filing. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such statement on Schedule 13G. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

February 17, 2026	New America Sponsor I LLC

	By:	/s/ Kevin McGurn
	Name:	Kevin McGurn
	Title:	Authorized Signatory

February 17, 2026	Kevin McGurn

	By:	/s/ Kevin McGurn
	Name:	Kevin McGurn